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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated May 14, 1997 on the combined statements of operations, shareholder's equity and cash flows of Carter-Crowley Asset Group for the year ended December 31, 1996, included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-57891. It should be noted that we have not audited any financial statements of Carter-Crowley Asset Group subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN LLP



Dallas, Texas
  March 29, 1999